UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 2, 2023

Definitive Healthcare Corp.

(Exact name of Registrant as Specified in Its Charter)

Commission File Number 1-40815

Delaware		86-3988281
(State of Incorporation)		(IRS Employer Identification No.)
492 Old Connecticut Path, Suite 401
Framingham, Massachusetts 01701
(Address of Principal Executive Offices)

508 720-4224
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.001 par value	DH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Revenue Officer Separation Agreement

As previously announced, on June 8, 2023 the current Chief Revenue Officer of Definitive Healthcare Corp. (the “Company”), Joseph Mirisola, notified the Company’s Board of Directors of his intent to resign as Chief Revenue Officer with his final date to be determined. On October 2, 2023, Definitive Healthcare, LLC and Mr. Mirisola entered into a Separation Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement Mr. Mirisola’s final date of employment with the Company will be December 31, 2023. In addition, Mr. Mirisola will cease to be Chief Revenue Officer effective November 1, 2023 and will, at such time, become a Senior Advisor. Pursuant to the Separation Agreement, Mr. Mirisola will release claims against the Company, and subject to the terms of the Separation Agreement, the Company will provide Mr. Mirisola (i) a lump-sum cash payment equal to 9 months of Mr. Mirisola’s current base salary, (ii) payment of the 2023 annual cash bonus (if, when, and as paid to other executives), (iii) 9 months of COBRA premium coverage, (iv) 6 months of outplacement assistance, (v) acceleration of remaining unvested Management Incentive Units under the AIDH Topco, LLC 2019 Equity Incentive Plan held by Mr. Mirisola, and (vi) acceleration of those time-based Restricted Stock Units under the Definitive Healthcare Corp. 2021 Equity Incentive Plan that would have otherwise vested during the 9 months following Mr. Mirisola’s final date of employment.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 5, 2023, the Company issued a press release announcing certain details of Mr. Mirisola’s separation and the appointment of Carrie Lazorchak as Chief Revenue Officer, effective November 1, 2023. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information furnished in this Item 7.01 on this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement, dated October 2, 2023, between Joseph Mirisola and Definitive Healthcare, LLC
99.1	Press Release dated October 5, 2023 (furnished herewith pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ Richard Booth
Name:	Richard Booth
Title:	Chief Financial Officer

Date: October 5, 2023